[Comptroller of the Currency Letterhead]
Administrator of  National Banks
Washington, DC 20219


December 13, 1999


Jason Kravitt
Andrew Karp
Mayer, Brown & Platt
190 South La Salle Street
Chicago, Illinois 60603-3441

Dear Sirs:

In your letter of July 22, 1999, you inquired about the appropriate risk weight for senior asset-backed securities issued by a trust and secured by student loans conditionally guaranteed by a United States government agency. Specifically, you sought our opinion as to whether USA Group Secondary Market Services, Inc. (SMS) [1] senior asset-backed securities qualify as an indirect holding of loans conditionally guaranteed by the United States government, thereby qualifying for the 20 percent risk weight category under the risk-based capital guidelines. For the reasons discussed below, the Office of the Comptroller of the Currency (OCC) determines that senior asset-backed securities purchased by a national bank are eligible for the 20 percent risk weight category to the extent that the underlying student loans are conditionally guaranteed by the Department of Education. Therefore, because 98 percent of the unpaid principal and interest on student loans made on or after October 1, 1993, is covered by the conditional guarantee, 98 percent of these student loans may be risk weighted at 20 percent; the remaining 2 percent would continue to be risk weighted at 100 percent.

Our understanding is that SMS sponsors various student loan trusts where the underlying assets securing the senior asset-backed securities are student loans originated under the Federal Family Education Loan Program. These loans are conditionally guaranteed by the Department of Education through a program that reinsures the guarantees of the loans by state or nonprofit agencies. [2] If the state or nonprofit agency guarantors are unable to fulfill their contractual obligations, then holders of the student loans may submit insurance claims directly to the Department of Education.

____________
[1] Mayer, Brown & Platt has requested an interpretation on behalf of USA Group, the parent company of SMS, and Credit Suisse First Boston, an advisor to SMS and lead underwriter of the securities.

[2] Under this program, student loans are initially guaranteed by the state or nonprofit agency and then reinsured by the Department of Education.

The guarantee is considered conditional because it is only valid as long as the student loans are originated and serviced in accordance with the criteria set forth under the Higher Education Act of 1965. Under the conditional guarantee, if a borrower defaults on a student loan- for example, if the borrower is 270 days past due for loans repayable in monthly installments- then the state or nonprofit agency that guaranteed the loan would reimburse the holder of the loan for 100 percent of the unpaid principal balance, as well as accrued unpaid interest. For guaranteed student loans disbursed on or after October 1, 1993, in which the lender must retain a 2 percent share in the risk of the loan, the state or nonprofit agency would reimburse 98 percent of the unpaid principal and interest.

Under OCC regulations, an asset held by a bank is generally risk weighted according to the risk weight category assigned to the borrower, issuer, or counterparty. See generally 12 C.F.R. Part 3, Appendix A. In certain cases, however, where the asset is subject to a guarantee, the risk-based capital guidelines will assign a risk weight to the asset based on the nature of the issuer of that guarantee. Specifically, Section 3(a)(2)(v) of the risk-based capital guidelines provides that the "portion of assets conditionally guaranteed by the United States Government or its agencies..." is assigned to the 20 percent risk weight category. 12 C.F.R. Part 3, Appendix A, Section 3(a)(2)(v). In this instance, the underlying student loans are conditionally guaranteed by the United States Department of Education. Therefore, if the underlying student loans were held directly by a national bank, that portion of the student loans that is conditionally guaranteed by the Department of Education would be assigned to the 20 percent risk weight category.

As you indicated, the underlying student loans are not held directly by a bank but rather are held indirectly in the form of asset-backed securities. Because private sector obligors are assigned to the 100 percent risk weight category, the SMS senior asset-backed securities would normally be assigned to the 100 percent risk weight category as a privately issued asset-backed security. However, in pertinent part, the risk-based capital guidelines state:

Some of the assets on a bank's balance sheet may represent an indirect holding of a pool of assets, e.g., mutual funds, that encompasses more than one risk weight within the pool. In those situations, the bank may assign the asset to the risk category applicable to the highest risk-weighted asset that pool is permitted to hold pursuant to its stated investment objectives in the fund's prospectus. Alternatively, the bank may assign the asset on a pro rata basis to different risk categories according to the investment limits in the fund's prospectus. In either case, the minimum risk weight that may be assigned to such a pool is 20 [percent]. If a bank assigns the asset on a pro rata basis, and the sum of the investment limits in the fund's prospectus exceeds 100 [percent], the bank must assign the highest pro rata amounts in its total investment to the higher risk category.

12 C.F.R. Part 3, Appendix A Section 3. Under this provision, the OCC, has the authority to "look through" any indirect holding of a pool of assets and apply a risk weight based on the risk weights of the underlying assets. This section, as recently amended, also makes clear that the proportional risk weighting of a security must be based on the investment limits specified in the fund's prospectus. See 64 Fed. Reg. 10194, 10196-10197 (March 2, 1999).

For the reasons and based on the representations contained in your letter,[3] the OCC determines that pursuant to 12 C.F.R. Part 3, Appendix A Section 3 the SMS senior asset-backed securities are eligible for the 20 percent risk weight category as an indirect holding of federally guaranteed student loans to the extent that the underlying student loans are conditionally guaranteed by the Department of Education. As provided in Section 3, the bank may assign the SMS senior asset-backed securities either to the highest risk-weighted asset that pool is permitted to hold, or alternatively, pro rate the risk weight based on the risk categories and investment limits specified in the prospectus. However, in no case should the aggregate [4] risk weight be lower than 20 percent. Also, please note that the 20 percent risk weight is only applicable with respect to that portion of the underlying student loans that is conditionally guaranteed by the Department of Education. As a result, only 98 percent of each senior security backed by student loans that have been disbursed on or after October 1, 1993, in accordance with the 2 percent lender risk sharing provisions, would be eligible for assignment to the 20 percent risk category. In addition, please be advised that this conclusion is based on the information and representations contained in your letter. Any material changes in the facts or circumstances may result in different conclusion.

____________

[3] You have indicated that if the SMS senior asset-backed securities were backed by mortgage loans, they would satisfy the requirements in 12 C.F.R. Part 3, Appendix A Section 3(a)(3)(vi) for privately issued mortgage-backed securities. Under Section 3(a)(3)(vi), privately issued mortgage-backed securities, where the underlying pool is comprised solely of mortgage-related securities issued by the Government National Mortgage Association (Ginnie Mae), Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac), are treated as an indirect holding of the underlying assets and assigned to the 20 percent risk weight category if they satisfy the following requirements:
1. The underlying assets are held by an independent trustee and the trustee has a first priority, perfected security interest in the underlying assets for the benefit of the holders of the security;
2. Either the holder of the security has an undivided pro rata ownership interest in the underlying mortgage assets or the trust that issues the security has no liabilities unrelated to the issued securities;
3. The security is structured such that the cash flow from the underlying assets in all cases fully meets the cash flow requirements of the security without undue reliance on any reinvestment income; and
4. There is not material reinvestment risk associated with any funds awaiting distribution to the holder of the security.

Although these requirements, by their terms, apply only to mortgage related securities, the OCC believes that taken together these requirements serve as useful standards for evaluation similarly structured non-mortgage securitizations. Accordingly, in providing its opinion on the appropriate risk-weight for non-mortgage securities, the OCC considers, as a prudential matter, whether the standards in Section 3(a)(3)(vi) are satisfied.

[4] The aggregate 20 percent capital floor is an overall limit on the bank's investment in an indirect holding in a pool of assets. When calculating capital on a pro rata basis the 20 percent capital floor should be applied after calculating the weighted average.


If you have any questions, please contact Amrit Sekhon, Risk Specialist, Capital Policy, at (202) 874-5211, or Ron Shimabukuro, Senior Attorney, Legislative and Regulatory Activities Division, at (202) 874-5090.

Sincerely,

/s/  Tommy Snow
Tommy Snow
Director
Capital Policy